                     Chase Manhattan Auto Owner Trust 1998-A

                         Statement to Certificateholders

                                 August 16, 1999


-------------------------------------------------------------------------------------------------------------------------------
                                                        DISTRIBUTION IN DOLLARS
-------------------------------------------------------------------------------------------------------------------------------
               ORIGINAL          PRIOR                                                                              CURRENT
                 FACE          PRINCIPAL                                                    REALIZED  DEFERRED     PRINCIPAL
  CLASS          VALUE          BALANCE         PRINCIPAL      INTEREST         TOTAL        LOSSES   INTEREST      BALANCE
-------------------------------------------------------------------------------------------------------------------------------
   A1       238,000,000.00             0.00            0.00           0.00            0.00    0.00      0.00               0.00
   A2       204,000,000.00             0.00            0.00           0.00            0.00    0.00      0.00               0.00
   A3       294,000,000.00   269,779,879.11   22,921,571.90   1,281,454.43   24,203,026.33    0.00      0.00     246,858,307.21
   A4       246,000,000.00   246,000,000.00            0.00   1,189,000.00    1,189,000.00    0.00      0.00     246,000,000.00
   B1        30,620,164.79    30,620,164.79            0.00     153,100.82      153,100.82    0.00      0.00      30,620,164.79
-------------------------------------------------------------------------------------------------------------------------------
 TOTALS   1,012,620,164.79   546,400,043.90   22,921,571.90   2,623,555.25   25,545,127.15    0.00      0.00     523,478,472.00
-------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------        ------------------
                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                         PASS-THROUGH RATES
--------------------------------------------------------------------------------------        ------------------
               PRIOR                                                       CURRENT                      CURRENT
             PRINCIPAL                                                    PRINCIPAL           CLASS    PASS-THRU
 CLASS         FACTOR        PRINCIPAL      INTEREST        TOTAL           FACTOR                       RATE
--------------------------------------------------------------------------------------        ------------------
   A1         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000          A1     5.549000%
   A2         0.00000000     0.00000000    0.00000000     0.00000000        0.00000000          A2     5.679000%
   A3       917.61863643    77.96453027    4.35868854    82.32321881      839.65410616          A3     5.700000%
   A4     1,000.00000000     0.00000000    4.83333333     4.83333333    1,000.00000000          A4     5.800000%
   B1     1,000.00000000     0.00000000    4.99999987     4.99999987    1,000.00000000          B1     6.000000%
--------------------------------------------------------------------------------------        ------------------
 TOTALS     539.59032508    22.63590307    2.59085819    25.22676127      516.95442201
--------------------------------------------------------------------------------------


 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:

                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com

[X]                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                      Chase Manhattan Auto Owner Trust 1998-A

                                 August 16, 1999
--------------------------------------------------------------------------------
                         STATEMENT TO CERTIFICATEHOLDERS

                            Due Period                                                18
                            Due Period Beginning Date                           07/01/99
                            Due Period End Date                                 07/31/99
                            Determination Date                                  08/10/99

 Section 5.8(iii)    Servicing Fee                                            455,333.37
 Section 5.8(iii)    Servicing Fee per $1000                                    0.449659

 Section 5.8(iv)     Administration Fee                                         1,000.00
 Section 5.8(iv)     Administration Fee per $1000                               0.000988

 Section 5.8(vi)     Pool Balance at the end of the Collection Period     523,478,472.00

 Section 5.8(vii)    Repurchase Amounts for Repurchased Receivable
                     By Seller                                                      0.00
                     By Servicer                                               46,517.19
                     TOTAL                                                     46,517.19

 Section 5.8(viii)   Realized Net Losses for Collection Period                230,546.81

 Section 5.8(ix)     Reserve Account Balance after Disbursement            15,704,354.16

 Section 5.8(x)      Specified Reserve Account Balance                     15,704,354.16

 Section 5.8(xi)     Total Distribution Amount                             26,883,381.09
                     Servicing Fee                                            455,333.37
                     Administration Fee                                         1,000.00
                     Noteholders Distribution Amount                       25,392,026.33
                     Certficateholders Distribution Amount                    153,100.82
                     Deposit to Reserve Account                               881,920.57


[X]                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION